EXHIBIT 10.5

ASSIGNMENT AND AGREEMENT

This ASSIGNMENT AND AGREEMENT (“Agreement”) entered into and made effective as of March 7, 2007 (“Effective Date”) is among Cano Petroleum, Inc., a Delaware corporation (“Borrower”), the Guarantors (as defined below), the Lenders (as defined below), and Union Bank of California, N.A., as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).

RECITALS

A.            The Borrower is party to that certain Credit Agreement dated as of November 29, 2005, as amended by the Amendment No. 1 dated as of February 24, 2006, and as amended by the Amendment No. 2, Assignment and Agreement dated as of April 28, 2006, Amendment No. 3 entered into on May 12, 2006 but made effective as of March 31, 2006, Amendment No. 4 dated as of June 30, 2006, and Amendment No. 5 and Agreement dated as of March 6, 2007 (as so amended, the “Credit Agreement”) among the Borrower, the lenders party thereto from time to time (the “Lenders”), the Administrative Agent, and the Issuing Lender.

B.            In connection with the Credit Agreement, Union Bank of California, N.A., as a Lender under the Credit Agreement (“Assignor”) wishes to assign a certain percentage of its rights and obligations under the Credit Agreement as a Lender to Natixis (formerly known as Natexis Banques Populaires) as a Lender under the Credit Agreement (“Assignee”).

C.            After giving effect to such assignment from the Assignor to the Assignee as provided herein, the Borrower, the Lenders and the Administrative Agent wish to, subject to the terms and conditions of this Agreement, decrease the Borrowing Base as provided herein.

THEREFORE, the Borrower, the Guarantors, the Lenders, and the Administrative Agent hereby agree as follows:

Section 1.              Defined Terms.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 2.              Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 3.              Assignment.  Assignor hereby sells and assigns to Assignee, without recourse and without representation or warranty other than as expressly provided herein, and the Assignee hereby purchases and assumes from Assignor, such percentage in and to all of the Assignor’s rights and obligations under the Credit Agreement as a Lender (including, without limitation, such percentage interest in the Advances owing to the Assignor and the Assignor’s risk participation and funded participation in Letter of Credit Obligations existing as of the date hereof (prior to the effectiveness of this Agreement) that would result in the Assignor and the Assignee having the respective Commitments set forth next to its name on the signature page hereof.  After giving effect to the sale and assignment pursuant to this Section 3, each Lender’s respective Commitment will be as set forth next to its name on the signature page hereof.  Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien created or purported to be created under or in connection with, the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any other Person or the performance or observance by Borrower or any other Person of any of its respective obligations under the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith.  The Assignee agrees that it will, independently and without reliance upon the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any of the other Loan Documents or any other instrument or document.

Section 4.              Covenant.  Concurrently with the delivery of this Agreement, the Borrower shall deliver new Notes to the Administrative Agent evidencing the new Commitments of the Lenders as a result of the assignment effected pursuant hereto.

Section 5.              Decrease in the Borrowing Base.  Subject to the terms of this Agreement, the Lenders and the Borrower hereby agree that as of the Effective Date the Borrowing Base shall be $48,000,000 and such Borrowing Base shall remain in effect at that level until the Borrowing Base is redetermined or reduced in accordance with the Credit Agreement, as amended hereby.

Section 6.              Borrower Representations and Warranties.  The Borrower represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure Borrower’s obligations under the Loan Documents.

Section 7.              Guarantors Representations and Warranties.  Each Guarantor represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Guaranty and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate, limited liability company, or partnership power and authority of such Guarantor and have been duly authorized by appropriate corporate, limited liability company, or partnership action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of such Guarantor enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; (f) it has no defenses to the enforcement of the Guaranty; and (g) the Liens under the Security Instruments are valid and subsisting and secure such Guarantor’s and the Borrower’s obligations under the Loan Documents.

Section 8.              Conditions to Effectiveness.  This Agreement and the amendments to the Credit Agreement provided herein shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)           The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, and the Lenders.

(b)           The representations and warranties in this Agreement shall be true and correct in all material respects.

(c)           The Borrower shall have paid all fees and expenses of the Administrative Agent’s outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date.

Section 9.              Acknowledgments and Agreements.

(a)           The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(b)           The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.  Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents.

(c)           Each of the Borrower, the Guarantors, Administrative Agent, and Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, and the Guaranty, are not impaired in any respect by this Agreement.

(d)           From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.

(e)           This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 10.            Reaffirmation of the Guaranty.  Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 11.            Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 12.            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 13.            Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 14.            Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 15.            Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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EXECUTED effective as of the date first above written.

BORROWER:	CANO PETROLEUM, INC.

	By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
Chairman and Chief Executive Officer

GUARANTORS:	SQUARE ONE ENERGY, INC.
LADDER COMPANIES, INC.
W.O. ENERGY OF NEVADA, INC.
WO ENERGY, INC.
PANTWIST, LLC
CANO PETRO OF NEW MEXICO, INC.

	Each by:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
President

W.O. OPERATING COMPANY, LTD.
By: WO Energy, Inc., its general partner

	By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
President

W.O. PRODUCTION COMPANY, LTD.
By: WO Energy, Inc., its general partner

	By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
President

ADMINISTRATIVE AGENT/
ISSUING LENDER:	UNION BANK OF CALIFORNIA, N.A.

	By:	/s/ Kimberly Coil
Kimberly Coil
Vice President
LENDERS:

$68,750,000.00	UNION BANK OF CALIFORNIA, N.A.,
as a Lender and Assignor

	By:	/s/ Kimberly Coil
Kimberly Coil
Vice President

$31, 250,000.00	NATIXIS (formerly known as Natexis Banques Populaires) as a Lender and Assignee

	By:	/s/ Donovan C. Broussard
	Name:	Donovan C. Broussard
	Title:	Managing Director

	By:	/s/ Louis P. Laville, III
	Name:	Louis P. Laville, III
	Title:	Managing Director